EXHIBIT 99.1

Date:     May 10, 2004
Contact:  Mendo Akdag, CEO

Phone:    (954) 979-5995
Fax:      (954) 971-0544

PETMED EXPRESS D/B/A 1-800-PETMEDS TO ANNOUNCE FISCAL YEAR END
FINANCIAL RESULTS ON MAY 17, 2004

Pompano Beach, Florida, May 10, 2004 - PetMed Express, Inc. (NASDAQ-NM: PETS) will announce its March 31, 2004 fiscal year end financial results on Monday, May 17, 2004. Later that day at 5 P.M. Eastern Time, Mr. Akdag, CEO, will host a conference call to review the financial results.

To access the call, which is open to the public, call (888) 455-1758 (toll free) 15 minutes prior to the scheduled start time. Callers will be required to supply EARNINGS as the passcode. Callers will be placed on hold with music until the call begins.

For those unable to participate in the live event, the call will be available for replay from 8 P.M. on May 17, 2004 until May 31, 2004 at 11:59 P.M. To access the replay, call (888) 568-0148 (toll free), and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and health and nutritional supplements for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800PetMeds.com.

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risk and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis or Plan of Operations in the PetMed Express Annual Report on Form 10-KSB for the year ended March 31, 2003 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

For investment relations contact PetMed Express, Inc., Pompano Beach, Mendo Akdag, CEO, 954-979-5995.

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